   As filed with the Securities and Exchange Commission on November 20, 1997.
                                                Registration No. 333-35227
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                              AMENDMENT NO. 7 TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ELECTRIC LIGHTWAVE, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                   4825                   93-1035711
(State or other jurisdiction   (Primary Standard         (I.R.S. Employer
      of incorporation or          Industrial              Identification
         organization)           Classification                Number)
                                   Code Number)

       8100 N.E. PARKWAY DRIVE, SUITE 150, VANCOUVER, WASHINGTON  98662
                                (360) 892-1000
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ROBERT J. DESANTIS
                           ELECTRIC LIGHTWAVE, INC.
                      8100 N.E. PARKWAY DRIVE, SUITE 150
                         VANCOUVER, WASHINGTON  98662
                                (360) 892-1000
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                                  COPIES TO:

JONATHAN H. CHURCHILL, ESQ.                     VINCENT PAGANO, ESQ.
WINTHROP, STIMSON, PUTNAM & ROBERTS             SIMPSON THACHER & BARTLETT
ONE BATTERY PARK PLAZA                          425 LEXINGTON AVENUE
NEW YORK, NY  10004                             NEW YORK, NY  10017
(212) 858-1000                                  (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

                                           Proposed    Proposed
                                            maximum    maximum
    Title of each class       Amount to    offering   aggregate
    of securities to be          be          price     offering        Amount of
        registered           registered    per unit     price       registration fee
====================================================================================
Common Stock, Class A                                $207,000,000*     $62,728**
====================================================================================

-----------------------
* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

** Already paid.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities to be registered hereby. With the exceptions of the Securities and Exchange Commission registration fee and the NASDAQ registration fee, the amounts set forth below are estimates.


Securities and Exchange Commission         $ 62,728
 registration fee.......................
NASDAQ registration fee.................     43,000
Transfer agent and registrar fees.......     10,000
Costs of printing and engraving.........    100,000
Legal fees and expenses.................    100,000
Accounting fees and expenses............     75,000
Blue Sky fees and expenses..............     10,000

Miscellaneous expenses..................     19,272
                                        -----------
 TOTAL..................................   $420,000
                                        ===========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As authorized by Section 145 of the General Corporation Law of Delaware, Electric Lightwave, Inc. (the "Company") has agreed to indemnify each director and officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the Company, the director or officer shall not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the Company unless the Court of Chancery of Delaware determines otherwise.

          Article Seventh of The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's By-Laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware.

          The Company participated in the directors' and officers' insurance coverage of Citizens Utilities Company relating to loss, liabilities and expenses incurred in connection with any legal proceeding arising from his or her being or having been a director or officer of the Company.

          The Company has agreed to indemnify and hold harmless Citizens and its other subsidiaries and their directors, officers, employees and agents from all losses, liabilities and costs and expenses resulting from liabilities of the Company or material breaches by the Company arising out of the offering of the shares of Class A Common Stock contemplated by this registration statement. Citizens has undertaken a reciprocal obligation to indemnify the Company and its directors, officers, employees and agents against losses, liabilities, costs and expenses resulting from liabilities of Citizens or material breaches by Citizens arising out of such offering.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          In 1994, the Company issued 5,725,527 shares of preferred stock of the Company to Citizens for $57,255,270 in a private placement. Exemption from registration is claimed under Section 4.2 of the Securities Act of 1933. No underwriters were involved in such issuance. In 1996, 76 shares of common stock were issued upon conversion of such preferred stock to common stock. Exemption from registration under the Securities Act is claimed under Section 3(a)(9) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a)  EXHIBITS

          An Exhibit Index, containing a list of all exhibits to this registration statement, commences on page II-6.

          (b)  FINANCIAL STATEMENT SCHEDULES


          Schedule II: Valuation and Qualifying Accounts

          All other schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) hereunder the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Amendment No. 7 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on November 20, 1997.

                                ELECTRIC LIGHTWAVE, INC.

                                /s/Daryl Ferguson
                                -------------------------------
                                By:    Daryl Ferguson
                                Title:  Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE(S)
         ---------                      --------

                              Chief Executive Officer, Vice   November 20, 1997
/s/Daryl A. Ferguson          Chairman and Director
---------------------------
Daryl A. Ferguson

                             President, Chief Operating       November 20, 1997
*David B. Sharkey            Officer and Director
---------------------------
David B. Sharkey

                             Vice President, Chief
                             Financial Officer and            November 20, 1997
/s/Robert J. DeSantis        Treasurer
---------------------------
Robert J. DeSantis


*Kerry Rea                   Vice President and Controller    November 20, 1997
---------------------------
Kerry Rea


*Leonard Tow                 Chairman of the Board            November 20, 1997
---------------------------
Leonard Tow


*Stanley Harfenist           Director                         November 20, 1997
---------------------------
Stanley Harfenist


*Robert A. Stanger           Director                         November 20, 1997
---------------------------
Robert A. Stanger

*Maggie Wilderotter          Director                         November 20, 1997
---------------------------
Maggie Wilderotter


*By__/s/Robert J. DeSantis
---------------------------
Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION

1.1***          U.S. Underwriting agreement

1.2***          International Underwriting Agreement

3.1***          Amended and Restated Certificate of Incorporation

3.2***          By-laws

4.1***          (Contained in Exhibit 3.1)

5.1***          Opinion regarding legality of the securities being registered

10.1* License Agreement between the Company and the United States of America Department of Energy acting by and through the Bonneville Power Administration dated March 29, 1996

10.2* License Agreement between the Company and the United States of America Department of Energy acting by and through the Bonneville Power Administration dated November 11, 1996

10.3* License Agreement between the Company and the United States of America Department of Energy acting by and through the Bonneville Power Administration dated July 18, 1997

10.4* Optical Fiber License Agreement between the Company and Salt River Project Agricultural Improvement and Power District dated as of September 11, 1996

10.5 Participation Agreement between the Company, Shawmut Bank Connecticut, National Association, the Certificate Purchasers named therein, the Lenders named therein, BA Leasing & Capital Corporation and Citizens Utilities Company dated as of April 28, 1995, and the related operating documents

10.6*** Agreement For Lease of Dark Fiber between the Company and Citizens Utilities Company dated as of March 24, 1995

10.7*** Form of Administrative Services Agreement between the Company and Citizens Utilities Company dated as of _______, 1997

10.8*** Form of Tax Sharing Agreement between the Company and Citizens Utilities Company dated as of _______, 1997

10.9*** Form of Indemnification Agreement between the Company and Citizens Utilities Company dated as of _______, 1997

10.10*** Form of Registration Rights Agreement between the Company and Citizens Utilities Company dated as of _______, 1997

10.11*** Form of Customers and Service Agreement between the Company and Citizens Utilities Company dated as of _______, 1997

EXHIBIT NO.     DESCRIPTION

10.12***        Form of Bank Credit Agreement dated _________, 1997

10.13***        Equity Incentive Plan of the Company

10.15** Citizens Utilities Company 1996 Equity Incentive Plan, as amended

10.16*** Form of Guaranty Fee Agreement dated as of ___________, 1997 between the Company and Citizens Utilities Company

10.17*** Pre-Construction IRU Agreement between the Company and FTV Communications, LLC dated October 16, 1997

23.1***         Consent of KPMG Peat Marwick LLP

23.2*** Consent of Winthrop, Stimson, Putnam & Roberts (to be contained in Exhibit No 5.1)

24.1***         Powers of attorney

27.1***         Financial Data Schedule

_____________________


 * Previously filed. Portions of such exhibit are omitted pursuant to a request for confidential treatment.

 ** The 1996 Equity Incentive Plan is incorporated by reference to Citizens' Proxy Statement dated March 29, 1996, File No. 001-11001. Amendment No. 1 to the 1996 Equity Incentive Plan is incorporated by reference to Citizens' Current Report on Form 8-K dated August 7, 1997, File No. 001-11001.

 ***  Previously filed.

SCHEDULE II

                            Electric Lightwave, Inc.
                       Valuation and Qualifying Accounts
                                ($ in thousands)

                                         Balance at       Charged to      Charge to
                                         beginning         Cost and         other                       Balance at end
            Accounts                     of period         Expense         accounts      Deductions        of period
---------------------------------        ----------       ----------     ----------      ----------       -----------
1994:
Allowance for doubtful accounts          $        -             (36)              -               -     $         (36)
Deferred income taxes valuation
 allowance                               $   (3,442)              -          (3,603)              -     $      (7,045)


1995:
Allowance for doubtful accounts          $      (36)           (111)              -              72     $         (75)
Deferred income taxes valuation
 allowance                               $   (7,045)              -          (7,063)              -     $     (14,108)


1996:
Allowance for doubtful accounts          $      (75)         (3,010)              -           1,919     $      (1,166)
Deferred income taxes valuation
 allowance                               $  (14,108)              -         (10,240)              -     $     (24,348)